Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Willamette Valley Vineyards, Inc.'s, Registration Statement on Form S-8 (No. 333-69188) of our report on the audit of the financial statements of Willamette Valley Vineyards, Inc., as of December 31, 2004, and for the year then ended. Our report is dated February 26, 2005, and appears in Willamette Valley Vineyards, Inc.'s, Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/ Moss Adams LLP

Santa Rosa, California
April 14, 2005